                                                                   Exhibit 10.10
                             SECOND AMENDMENT TO THE
                            PHELPS DODGE CORPORATION
                            DIRECTORS STOCK UNIT PLAN

      Effective as of January 1, 1997, Phelps Dodge Corporation ("Corporation") adopted the Phelps Dodge Corporation Directors Stock Unit Plan ("Plan") in order to attract, retain and motivate the best qualified directors for the benefit of the Corporation and its shareholders. Subsequently, the Plan was amended and restated, effective January 1, 1998, to reflect the replacement of the Retirement Plan for Directors of Phelps Dodge Corporation by the Plan and to change the name of the Plan. The First Amendment to the Plan was adopted effective as of January 1, 2001.

      By this Second Amendment, the Corporation intends to document the September 1, 2004 action of its Board of Directors in which it amended the Plan to modify the number of Units awarded to Eligible Directors under the Plan.

      1. The provisions of this Second Amendment shall be effective as of July 1, 2004 and shall apply to those Grants occurring on or after January 1, 2005. This Second Amendment shall amend only the provisions of the Plan as set forth herein and those provisions not expressly amended hereby shall remain in full force and effect.

      2. Section 3.(a) of the Plan is amended and restated in its entirety to read as follows:

      Section 3. Units

      (a) Unit Awards. Subject to the requirement of Section 5.(a), beginning on January 1, 2005 and on each subsequent January 1, during the term of the Plan, each Eligible Director serving as a Director on such date, who has been a Director continuously since the prior November 15, shall be awarded the number of Units equal in value to Seventy-Five Thousand Dollars ($75,000.00) as of the date of Grant. The number of Units granted in accordance with this Section 3.(a) shall be calculated by dividing $75,000.00 by the Fair Market Value as of the December 31 immediately preceding the date of Grant. For purposes of this calculation, Unit awards can result in fractional Units being credited to an Eligible Director's Account.

      IN WITNESS WHEREOF, Phelps Dodge Corporation has caused this Second Amendment to be executed as of the 1st day of September, 2004.

                                        PHELPS DODGE CORPORATION

                                        /s/ David Pulatie    12/28/04
                                        _______________________________________
                                        Senior Vice President, Human Resources